Exhibit 10.1

AMENDED AND RESTATED WAIVER AGREEMENT

This Amended and Restated Waiver Agreement (this “Agreement”) is dated as of August 12, 2014 (the “Effective Date”) by Caesars Entertainment Operating Company, Inc., a Delaware corporation (the “Company”) and Caesars Entertainment Corporation, a Delaware corporation (“CEC” and, together with the Company, the “Caesars Entities”), for the exclusive benefit of UMB Bank, National Association, as successor trustee and any successor trustee under each of the Indentures (as defined below) (the “Trustee”), and the registered and beneficial holders from time to time of the Senior Secured Notes (as defined below) (collectively, “Holders”).

Reference is made to:

(i)	that certain Indenture dated as of June 10, 2009 (as modified, supplemented and/or amended and in effect on the date hereof, the “11.25% Note Indenture”), among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation (together, the “Harrah’s Issuers”), Harrah’s Entertainment, Inc. n/k/a Caesars Entertainment Corporation, as Parent Guarantor (the “Parent Guarantor”), and U.S. Bank National Association, as trustee (the “U.S. Bank”), providing for the issuance of $2,095,000,000 in aggregate principal amount of 11- 1⁄4% Senior Secured Notes due 2017 (the “11.25% Notes”);

(ii)	that certain Indenture dated as of February 14, 2012 (as modified, supplemented and/or amended and in effect on the date hereof, the “8.5% Note Indenture”), among Caesars Operating Escrow LLC, Caesars Escrow Corporation (together, the “Escrow Issuers”), the Parent Guarantor and U.S. Bank, providing for the issuance of $1,250,000,000 in aggregate principal amount of 8- 1⁄2% Senior Secured Notes due 2020 (the “8.5% Notes”);

(iii)	that certain Indenture dated as of August 22, 2012 (as modified, supplemented and/or amended and in effect on the date hereof, the “Initial 9% Note Indenture”), among the Escrow Issuers, the Parent Guarantor and U.S. Bank, providing for the issuance of $1,500,000,000 in aggregate principal amount of 9% Senior Secured Notes due 2020 (the “Initial 9% Notes”); and

(iv)	that certain Indenture dated as of February 15, 2013 (as modified, supplemented and/or amended and in effect on the date hereof, the “Additional 9% Note Indenture”, and together with the 11.25% Note Indenture, the 8.5% Note Indenture and the Initial 9% Note Indenture, the “Indentures”),[1] among the Escrow Issuers, the Parent Guarantor and U.S. Bank, providing for the issuance of $1,500,000,000 in aggregate principal amount of 9% Senior Secured Notes due 2020 (the “Additional 9% Notes”, and together with the 11.25% Notes, the 8.5% Notes and the Initial 9% Notes, the “Senior Secured Notes”).

[1]	Capitalized terms used but not defined herein shall have such meanings ascribed to them in the Indentures.

RECITALS:

WHEREAS, pursuant to supplemental indentures executed with respect to each of the Indentures, the Company assumed the respective obligations of the Harrah’s Issuers and the Escrow Issuers under each of the Indentures;

WHEREAS, pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated July 29, 2014, among the Company, the Trustee, and U.S. Bank, UMB Bank, National Association became the successor trustee to U.S. Bank under each of the Indentures;

WHEREAS, the Trustee and certain of the Holders allege that: (1) the Company and the Parent Guarantor have violated certain provisions of each of the Indentures that give rise to “Defaults” under the Indentures, as that term is defined in the Indentures, including but not limited to those listed in Schedule “A” hereto (the “Specified Defaults”), and (2) the Trustee and the Holders may at any time provide a notice of the Specified Defaults and any additional Defaults to the Company pursuant to Section 6.01 of each of the Indentures (each, a “Notice of Default”) and to take such other actions and enforce such other rights as are available under the Indentures and applicable law;

WHEREAS, the Company and the Parent Guarantor disagree with the allegations set forth in the previous paragraph and reserve all of their rights, remedies, claims, and defenses with respect thereto; and

WHEREAS, the Caesars Entities have requested that the Trustee forbear, and the Trustee and certain of the Holders are willing temporarily to forbear from providing a Notice of Default under the Indentures for a limited period of time, without prejudice to their proceeding at any time, to facilitate discussions among the parties, subject to the terms and the conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, each of the Caesars Entities, for themselves and their respective successors and assigns, waive, understand, and agree as follows:

I.

AGREEMENT

1. No Restraint on Notices of Default or Remedies. Each of the Caesars Entities hereby agrees that neither the Trustee nor the Holders shall be restricted, limited, or prohibited from providing a Notice of Default with respect to any or all Defaults under any or all of the Indentures at any time on or after the Effective Date of this Agreement, and to take such other actions and enforce such other rights as are available under the Indentures and applicable law. The Caesars Entities reserve their rights under the Indentures and applicable law, including without limitation the right to challenge or defend against any Notice of Default or corresponding alleged Default on any basis not inconsistent with the terms of this Agreement.

2. Relation Back. Each of the Caesars Entities hereby agrees that, if the Trustee or Holders provide a Notice of Default under any or all of the Indentures at any time on or after the Effective Date of this Agreement, such Notice of Default in respect of Specified Defaults under the applicable Indenture will be deemed to have been given as of the Effective Date of this Agreement for any and all purposes; provided that if such Notice of Default is provided on or after September 19, 2014 and before September 26, 2014, each Specified Default alleged in such Notice of Default under Section 6.01(c) or (j) of any or all of the Indentures shall become an Event of Default under the Indenture as to which such Notice of Default has been given if the Company does not cure each such Default within ten (10) calendar days after such Notice of Default is provided; provided further that if such Notice of Default is provided on or after September 26, 2014, each Specified Default alleged in such Notice of Default under Section 6.01(c) or (j) of any or all of the Indentures shall become an Event of Default under the Indenture as to which such Notice of Default has been given if the Company does not cure each such Default within three (3) calendar days after such Notice of Default is provided; provided further that, notwithstanding the foregoing, the Company reserves and retains all rights to challenge whether or not any such Specified Defaults constitute actual Defaults under the applicable Indentures.

3. Waiver. Each of the Caesars Entities hereby agrees not to allege, contend, assert directly or indirectly, plead, raise by claim or defense, challenge, or otherwise contend that the rights of the Trustee or Holders to take such actions and to enforce such rights as are available under the Indentures or applicable law are in any manner restricted, limited, or otherwise prejudiced due to any delay or failure to provide a Notice of Default on or after the Effective Date of this Agreement to the extent such claim or defense or challenge would be inconsistent with the terms of this Agreement.

4. Reliance. Each of the Caesars Entities hereby acknowledges and understands that any delay or failure on the part of the Trustee or Holders to provide a Notice of Default on or after the Effective Date of this Agreement is in reliance upon the representations and agreements contained in this Agreement.

5. Inadmissibility. The Caesars Entities agree that they will not use this Agreement or the existence thereof as a basis for seeking any relief in any court concerning or related to the rights and obligations under the first lien indentures (other than in defense of any action to enforce the terms of this Agreement) and agree that this Agreement shall be inadmissible for any such use.

II.

MISCELLANEOUS

6. Representations and Warranties. Each of the Caesars Entities hereby represents and warrants jointly and severally that:

(a) It has all requisite power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations hereunder.

(b) The execution and delivery of this Agreement have been duly authorized by all requisite corporate action on the part of the Caesars Entities.

(c) This Agreement has been duly and validly executed and delivered by the Caesars Entities and constitutes legal, valid, and binding obligations of the Caesars Entities enforceable against the Caesars Entities in accordance with its terms.

7. Effectiveness. This Agreement shall become effective as of the Effective Date upon the execution by each of the Caesars Entities of their respective counterparts of this Agreement and the delivery thereof to the Trustee. Subject to written extension by the Caesars Entities, any Notice of Default that is provided more than one hundred twenty (120) days after the Effective Date of this Agreement shall not have the benefit of paragraph 2 of this Agreement.

8. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Fax or email counterparts shall be deemed original counterparts.

9. Reservation of Rights. Nothing in this Agreement shall be deemed to constitute a restriction, limitation, or waiver by the Trustee or Holders of any right or remedy, whether now existing or hereafter arising, that the Trustee or Holders may have under the Indentures, that certain Waiver Agreement executed by the Caesars Entities on or about August 12, 2014, or applicable law. Other than as provided for in this Agreement, nothing herein shall restrict, limit or otherwise prejudice the rights of the Caesars Entities with respect to any Notice of Default, including without limitation any action by the Caesars Entities not inconsistent with the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above, by their respective duly authorized officers.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:	/s/ Mary E. Higgins
Mary E. Higgins
CFO

CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Donald Colvin
Donald Colvin
CFO

Schedule A

Specified Defaults consist of any defaults pursuant to:

(a) Sections 6.01 and 6.01(j) of the Indentures arising from the failure of Caesars Entertainment Operating Company, Inc. (“CEOC”) and the other Pledgors (as defined in the Collateral Agreement) to comply with Section 4.04(b) of the Collateral Agreement, including without limitation, because the Pledgors (including CEOC) hold Commercial Tort Claims that can be reasonably estimated to exceed $15,000,000, including, without limitation, those set forth on Exhibit A hereto, but such Pledgors have failed to so notify the Collateral Agent and have failed to grant the Collateral Agent security interests in such Commercial Tort Claims and the proceeds thereof (the “Commercial Tort Claims Default”);

(b) Sections 6.01 and 6.01(c) of the Indentures arising from the failure of CEOC and certain of its Restricted Subsidiaries to comply with Section 4.06(a) of the Indentures (the “May Asset Sale Default”) in connection with the transactions (collectively, the “May Transactions”) consummated pursuant to, in contemplation of, or in connection with the Transaction Agreement dated as of March 1, 2014, as amended, by and among Caesars Entertainment Corporation (“CEC”), CEOC, Caesars License Company, LLC, Harrah’s New Orleans Management Company, Comer Investment Company, LLC, 3535 LV Corp., Parball Corporation, JCC Holding Company II, LLC, Caesars Acquisition Company and Caesars Growth Partners, LLC, including without limitation, because (i) the consideration received by CEOC and its Restricted Subsidiaries in the May Transactions was not at least equal to the Fair Market Value of the assets that were transferred, and CEOC could not in good faith have determined otherwise, and (ii) any purported attempt by CEOC to designate the May Transactions as Permitted Investments under the Indentures was ineffective because, to the extent that any such assets were transferred to Unrestricted Subsidiaries, such transfers did not constitute “investments”;

(c) Sections 6.01 and 6.01(c) of the Indentures arising from the failure of CEOC and certain of its Restricted Subsidiaries to comply with Section 4.07(a) of the Indentures (the “May Affiliate Transaction Default”) in connection with the May Transactions, including without limitation, because (i) the May Transactions were on terms that were materially less favorable to CEOC or the relevant Restricted Subsidiaries than those that could have been obtained in a comparable transaction by CEOC or such Restricted Subsidiaries with unrelated Persons, (ii) the Board of Directors of CEOC could not in good faith have approved the May Transactions, and (iii) any purported attempt by CEOC to designate the May Transactions as Permitted Investments under the Indentures was ineffective because, to the extent that any such assets were transferred to Unrestricted Subsidiaries, such transfers did not constitute “investments”;

(d) Sections 6.01 and 6.01(c) of the Indentures arising from the failure of CEOC and certain of its Restricted Subsidiaries to comply with Section 4.06(a) of the Indentures (the “Services Asset Sale Default”) in connection with the transactions (collectively, the “Services Transactions”) consummated pursuant to, in contemplation of, or in connection with the Omnibus License and Enterprise Services Agreement, dated as of May 20, 2014, by and among Caesars Enterprise Services, LLC, CEOC, Caesars Entertainment Resort Properties LLC,

1

Caesars Growth Partners, LLC, Caesars Licensing Company, LLC, and Caesars World, Inc., including without limitation, because the consideration received by CEOC and its Restricted Subsidiaries in the Services Transactions was not at least equal to the Fair Market Value of the assets that were transferred, and CEOC could not in good faith have determined otherwise;

(e) Sections 6.01 and 6.01(c) of the Indentures arising from the failure of CEOC and certain of its Restricted Subsidiaries to comply with Section 4.07(a) of the Indentures (the “Services Affiliate Transaction Default”) in connection with the Services Transactions, including without limitation, because (i) the Services Transactions were on terms that were materially less favorable to CEOC or the relevant Restricted Subsidiaries than those that could have been obtained in a comparable transaction by CEOC or such Restricted Subsidiaries with unrelated Persons, and (ii) the Board of Directors of CEOC could not in good faith have approved the Services Transactions;

(f) Sections 6.01 and 6.01(c) of the Indentures arising from the failure of CEOC and certain of its Restricted Subsidiaries to comply with Section 4.07(a) of the Indentures (the “CEC Affiliate Transaction Default”) in connection with the transactions (collectively, the “CEC Transactions”), inclusive of any and all transfers made in calendar years 2012, 2013 and 2014, consummated pursuant to, in contemplation of, or in connection with (i) the Amended and Restated Credit Agreement, dated as of November 14, 2012, among CEOC, as borrower, and CEC, as lender, and any predecessor or successor agreements, and (ii) the Global Intercompany Note, dated as of January 28, 2008, among CEOC and certain affiliate parties thereto, including without limitation, because (x) the CEC Transactions were on terms that were materially less favorable to CEOC than those that could have been obtained in a comparable transaction by CEOC with unrelated Persons, and (y) the Board of Directors of CEOC could not in good faith have approved the CEC Transactions;

(g) Sections 6.01 and 6.01(c) of the Indentures arising from the failure of CEOC to comply with Section 4.12 of the Indentures (the “Prohibited Lien Default”) in connection with the transactions (collectively, the “Incurrence Transactions”) consummated pursuant to, in contemplation of, or in connection with the Incremental Facility Amendment and Term B-7 Agreement, dated as of June 11, 2014, among Caesars Operating Escrow LLC, Caesars Entertainment Corporation, the Incremental Lenders party thereto, Bank of America, N.A., Credit Suisse AG, Cayman Islands Branch, and upon the assumption of the Term B-7 Loans, Caesars Entertainment Operating Company, Inc., and the Amendment Agreement, dated as of July 25, 2014, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the Lenders party thereto, Bank of America, N.A., Credit Suisse AG, Cayman Islands Branch, and the other arrangers and bookrunners party thereto, including without limitation, because (i) the Incurrence Transactions resulted in CEOC’s incurrence of Liens securing First Priority Lien Obligations, and (ii) those Liens were not Permitted Liens because (a) the Incurrence Transactions resulted in CEOC having incurred Liens securing First Priority Lien Obligations in an aggregate principal amount that exceeded an aggregate principal amount of $11,000 million under the Credit Agreement, as described in Section 4.03(b)(i), and (b) the Secured Indebtedness Leverage Ratio (as defined in the Indentures) exceeded 4.50x at the time of the Incurrence Transactions;

(h) Sections 6.01 and 6.01(c) of the Indentures arising from the failure of CEOC to comply with Section 4.04(a) of the Indentures (the “Restricted Payment Default”) in connection with the transactions (collectively, the “Restricted Transactions”) consummated pursuant to, in contemplation of, or in connection with the Note Purchase and Support Agreement entered into among CEOC, CEC, and certain holders of CEOC’s outstanding 6.50% Senior Notes due 2016 and 5.75% Senior Notes due 2017, in connection with a private refinancing transaction, as described in CEC’s Form 8-K filed with the United States Securities & Exchange Commission on or about August 12, 2014, including without limitation, because (i) the Restricted Transactions resulted in or will result in CEOC’s repurchase and acquisition of “Long-Term Retained Notes,” as that term is defined in the Indentures, prior to their scheduled maturity, and (ii) the Restricted Transactions are not otherwise permitted under Section 4.04(a) or (b); and

(i) Sections 6.01 and 6.01(j) of the Indentures arising from the failure of CEOC and certain of its Restricted Subsidiaries to comply with Section 3.06(a)(i) of the Collateral Agreement (collectively, with the Commercial Tort Claims Default, the May Asset Sale Default, the May Affiliate Transaction Default, the Services Asset Sale Default, the Services Affiliate Transaction Default, the CEC Affiliate Transaction Default, the Prohibited Lien Default, and the Restricted Payment Default, the “Specified Defaults”), including without limitation, because such entities exercised their voting and/or other consensual rights and powers in respect of the Pledged Collateral (as defined in the Collateral Agreement) to approve the May Transactions, the Services Transactions, the CEC Transactions, the Incurrence Transactions, and the Restricted Transactions, which materially and adversely affected the rights and remedies of the Collateral Agent, the Trustee and the holders of the Notes under the Collateral Agreement and the Indentures.

Exhibit A

1.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to the transfer by Caesars Entertainment Operating Company, Inc. or any of its subsidiaries of its direct or indirect rights and interests in certain intellectual property and trademark assets to Caesars Entertainment Corporation and/or its subsidiaries in or about August 2010, and any actions or transactions in contemplation thereof or related thereto.

2.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to the transfer by Caesars Entertainment Operating Company, Inc. or any of its subsidiaries of its direct or indirect rights and interests in Caesars Interactive Entertainment, Inc. (and any of its affiliates) to Caesars Entertainment Corporation or any of its subsidiaries, in or about 2011, and any action or transaction in contemplation thereof or related thereto.

3.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to that certain Cross Marketing and Trademark License Agreement, dated as of September 29, 2011, by and among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the Licensors thereto, and Caesars Interactive Entertainment, Inc., and any action or transaction in contemplation thereof or related thereto.

4.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to that certain Transaction Agreement, dated as of October 21, 2013, by and among Caesars Entertainment Corporation, HIE Holdings, Inc., Harrah’s BC, Inc., PHW Las Vegas, LLC, PHW Manager, LLC, Caesars Baltimore Acquisition Company, LLC, Caesars Baltimore Management Company, LLC, Caesars Acquisition Company and Caesars Growth Partners, LLC, and any actions or transactions in contemplation thereof or related thereto.

5.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to: (i) that certain Amended and Restated Limited Liability Company Agreement of Caesars Growth Partners, LLC, dated as of October 21, 2013, by and among Caesars Acquisition Company, HIE Holdings, Inc., and Harrah’s BC, Inc.; (ii) any prior related agreement including that certain Operating Agreement of Caesars Growth Partners, LLC, dated as of July 18, 2013; and (iii) any actions or transactions in contemplation thereof or related thereto.

6.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to the creation of Octavius/Linq Intermediate Holding, LLC, and the transfer of its membership interests to Rio Properties, LLC, in or around October 2013 and any actions or transactions in contemplation thereof or related thereto.

7.

Commercial Tort Claims arising out of, in connection with, or otherwise relating to that certain Transaction Agreement, dated as of March 1, 2014, by and among Caesars Entertainment Corporation, Caesars Entertainment Operating Company,

4

Inc., Caesars License Company, LLC, Harrah’s New Orleans Management Company, Corner Investment Company, LLC, 3535 LV Corp., Parball Corporation, JCC Holding Company II, LLC, Caesars Acquisition Company, and Caesars Growth Partners, LLC, and any actions or transactions in contemplation thereof or related thereto.

8.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to: (i) that certain Amended and Restated Limited Liability Company Agreement of Caesars Enterprise Services, LLC, dated as of May 20, 2014, by and among Caesars Entertainment Operating Company, Inc., Caesars Entertainment Resort Properties LLC, Caesars Growth Properties Holdings, LLC and Caesars Entertainment Corporation; (ii) any prior related agreement including that certain Operating Agreement of Caesars Enterprise Services, LLC, dated as of April 4, 2014; and (iii) any actions or transactions in contemplation thereof or related thereto.

9.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to that certain Omnibus License and Enterprise Services Agreement, dated as of May 20, 2014, by and among Caesars Enterprise Services, LLC, Caesars Entertainment Operating Company, Inc., Caesars Entertainment Resort Properties LLC, Caesars Growth Properties Holdings, LLC, Caesars Licensing Company, LLC, and Caesars World, Inc., and any actions or transactions in contemplation thereof or related thereto.

10.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to Caesars Entertainment Corporation’s sale of 68.1 shares of Caesars Entertainment Operating Company, Inc.’s common stock to certain investors on or about May 5, 2014, as described in Caesars Entertainment Corporation’s Form 8-K filed with the United States Securities & Exchange Commission on or about May 6, 2014, and any actions or transactions in contemplation thereof or related thereto.

11.

Commercial Tort Claims arising out of, in connection with, or otherwise relating to any termination of Caesars Entertainment Corporation’s guarantee of the notes and the obligations of Caesars Entertainment Operating Company, Inc., including, but not limited to, those issued and incurred under (i) that certain indenture dated as of June 10, 2009, as amended, with respect to its 11.25% Senior Secured Notes due 2017, (ii) that certain indenture dated as of February 14, 2012, as amended, with respect to its 8.5% Senior Secured Notes due 2020; (iii) that certain indenture dated as of August 22, 2012, as amended, with respect to its 9% Senior Secured Notes due 2020; (iv) that certain indenture dated as of February 15,2013, as amended, with respect to its 9% Senior Secured Notes due 2020, (v) that certain indenture dated as of December 24, 2008, as amended, with respect to its 10.00% Second-Priority Senior Secured Notes due 2015 and its 10.00% Second Priority Senior Secured Notes due 2018, (vi) that certain indenture dated as of April 15, 2009, as amended, with respect to its 10.00% Second-Priority Senior Secured Notes due 2018, (vii) that certain indenture dated as of April 16, 2010, as amended, with respect to its 12.75% Second-Priority Senior Secured Notes due 2018, (viii) that certain indenture dated as of June 9, 2006, as amended, with respect to its 6.5% Senior Notes due 2016, (ix) that certain indenture dated as of September 28, 2005, as amended, with respect to its 5.75% Senior Notes due 2017, and (x) that certain indenture dated as of February 1, 2008, as amended, with respect to its 10.75% Senior Notes due 2016 and its 10.75% / 11.5% Senior Toggle Notes due 2018, and any actions or transactions in contemplation thereof or related to any of the foregoing.

12.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to Caesars Entertainment Operating Company, Inc.’ s tender offers for any and all of its 5.625% Senior Notes due 2015 (the “5.625% Notes”) and any and all of its 10.00% Second-Priority Senior Secured Notes due 2015, as described in Caesars Entertainment Corporation’s Form 8-K filed with the United States Securities & Exchange Commission on or about May 6, 2014 (the “May 6, 2014 8-K”), and any actions or transactions in contemplation thereof or related thereto, including but not limited to (i) the note purchase agreements described in the May 6, 2014 8-K and (ii) the new incremental term loans under Caesars Entertainment Operating Company Inc.’s. senior secured credit facilities described in the May 6, 2014 8-K.

13.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to (i) that certain Amended and Restated Credit Agreement, dated as of November 14, 2012, among Caesars Entertainment Operating Company, Inc., as borrower, and Caesars Entertainment Corporation, as lender, and any predecessor or successor agreements, and (ii) that certain Global Intercompany Note, dated as of January 28, 2008, among Caesars Entertainment Operating Company, Inc. and certain affiliate parties thereto, and any actions or transactions in contemplation thereof or related thereto.

14.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to that certain Incremental Facility Amendment and Term B-7 Agreement, dated as of June 11, 2014, among Caesars Operating Escrow LLC, Caesars Entertainment Corporation, the Incremental Lenders party thereto, Bank of America, N.A., Credit Suisse AG, Cayman Islands Branch, and upon the assumption of the Term B-7 Loans, Caesars Entertainment Operating Company, Inc., and any actions, investments and transactions in contemplation thereof or related thereto.

15.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to that certain Amendment Agreement, dated as of July 25, 2014, and any other proposed or consummated amendments to the Second Amended and Restated Credit Agreement, dated as of March 1, 2012, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the Lenders party thereto, Bank of America, N.A., Credit Suisse AG, Cayman Islands Branch, and the other arrangers and bookrunners party thereto, and any actions, investments and transactions in contemplation thereof or related thereto.

16.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to Caesars Entertainment Operating Company, Inc.’s purchase and subsequent closure of the Atlantic Club Casino Hotel in or about January 2014, and any actions or transactions in contemplation thereof or related thereto.

17.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to Caesars Entertainment Corporation’s adoption of the Caesars Acquisition Company Equity-Based Compensation Plan, as described in Caesars Entertainment Corporation’s Form 8-K filed with the United States Securities & Exchange Commission on or about April 16, 2014, and any actions or transactions in contemplation thereof or related thereto.

18.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to the lease agreement(s) entered into by and between Caesars Entertainment Resort Properties, Desert Palace, Inc., and/or CEOC (or other of its subsidiaries) concerning the lease of Octavius Tower, as described in Caesars Entertainment Resort Properties’ Form 10-Q filed with the United States Securities & Exchange Commission on May 30, 2014, and any actions or transactions in contemplation thereof or related thereto.

19.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to the closure of the Showboat Atlantic City, as described in Caesars Entertainment Corporation’s Form 8-K filed with the United States Securities & Exchange Commission on or about June 27, 2014, and any actions or transactions in contemplation thereof or related thereto.

20.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to the Note Purchase and Support Agreement entered into among Caesars Entertainment Operating Company, Inc., Caesars Entertainment Corporation, and certain holders of Caesars Entertainment Operating Company, Inc.’s outstanding 6.50% Senior Notes due 2016 and 5.75% Senior Notes due 2017, in connection with a private refinancing transaction, as described in Caesars Entertainment Corporation’s Form 8-K filed with the United States Securities & Exchange Commission on or about August 12, 2014, and any actions or transactions in contemplation thereof or related thereto.

21.	Commercial Tort Claims arising out of, in connection with, or otherwise relating to any transfer of value by Caesars Entertainment Operating Company, Inc., or any of its subsidiaries to any insider or affiliate, including but not limited to, any transfers made in connection with or related to the transactions identified on this Schedule.

22.	Commercial Tort Claims against any entity premised upon theories of alter ego, piercing the corporate veil, substantive consolidation and other similar theories, including, but not limited to those arising out of or otherwise relating to the Commercial Torts Claims identified on this Schedule.